 As filed with the U.S. Securities and Exchange Commission on February 7, 2018
Registration Statement No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tapestry, Inc.
(Exact name of registrant as specified in its charter)

Maryland	52-2242751
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Hudson Yards, New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Coach, Inc. 2010 Stock Incentive Plan
(Amended and Restated as of September 20, 2017)
(Full Title of Plan)

Todd Kahn, Esq.
President, Chief Administrative Officer and Secretary
10 Hudson Yards
New York, NY  10001
 (Name and address
of agent for service)

(212) 594-1850
(Telephone number, including area code, of agent for service)

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee (2)
Common Stock, $0.01 par value per share	7,500,000 Shares	$45.735	$343,012,500	$42,705

(1)
This Registration Statement is being filed to register 7,500,000 shares of common stock, par value $0.01 per share, of Tapestry, Inc. that may be issued pursuant to the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 20, 2017) (the “Amended Stock Incentive Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares that may be issuable under the Amended Stock Incentive Plan as the result of any future stock split, stock dividend or similar adjustments.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low price of the Registrant’s Common Stock on February 5, 2018 as reported on the New York Stock Exchange. Pursuant to General Instruction E to Form S-8, a filing fee is being paid only with respect to the registration of additional securities for the Stock Incentive Plan.

EXPLANATORY NOTE

Tapestry, Inc., a Maryland corporation (the “Company”), filed (i) a Registration Statement on Form S-8 (File No. 333-172699) (the “2011 Registration Statement”) on March 9, 2011 registering 30,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under the Coach, Inc. 2010 Stock Incentive Plan, (ii) a Registration Statement on Form S-8 (File No. 333-205331) (the “2015 Registration Statement”) on June 29, 2015 registering 7,900,000 shares of the Common Stock under the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan; (iii) a Registration Statement on Form S-8 (File No. 333-209393) (the “ February 2016 Registration Statement”) on February 4, 2016 registering 12,000,000 shares of the Common Stock under the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated on September 18, 2015); and (iv) a Registration Statement on Form S-8 (File No. 333-214562) (the “November 2016 Registration Statement” and, together with the 2011 Registration Statement, the 2015 Registration Statement and the February 2016 Registration Statement, the “Prior Registration Statements”) on November 10, 2016 registering, among other things, 5,000,000 shares of Common Stock under the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated on September 23, 2016). The Company hereby incorporates by reference the contents of the Prior Registration Statements to the extent not otherwise amended or superseded by the contents of this Registration Statement on Form S-8 (this “Registration Statement”).

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 7,500,000 shares of Common Stock under the Amended Stock Incentive Plan. The Amended Stock Incentive Plan was authorized by the Company’s stockholders at its 2017 Annual Meeting.
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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company are incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2017 (the “2017 Form 10-K”), filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2017;

(b)	the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2017 and December 30, 2017, filed with the Commission on November 9, 2017 and February 7, 2018;

(c)
our Current Reports on Form 8-K filed with the SEC on May 31, 2017, July 11, 2017, September 14, 2017, September 22, 2017, September 28, 2017, October 11, 2017, October 31, 2017, November 7, 2017 (other than such information therein that is deemed to have been furnished rather than filed in accordance with SEC rules), November 13, 2017, December 7, 2017 and February 7, 2018, respectively

(d)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A (filed with the Commission on September 29, 2017) which were incorporated by reference into the Company’s 2017 Form 10-K; and

(e)
The description of the Common Stock contained in the Company’s registration statement on Form 8-A filed with the Commission on September 27, 2000, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, before filing a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares the remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  In no event, however, will any information that the Company discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K (unless otherwise indicated therein), including any exhibits furnished with such report, that the Company may from time to time furnish to the Commission be incorporated by reference into, or otherwise become part of, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which is, or is deemed to be, incorporated by reference, herein modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

The exhibits to this Registration Statement are included in the Exhibit Index and are incorporated herein by reference.

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EXHIBIT INDEX

Exhibit No.	Exhibit

5.1*	Opinion of Venable LLP regarding legality of securities being registered

23.1*	Consent of Venable LLP (included as part of Exhibit 5.1 hereto)

23.2*	Consent of Deloitte & Touche LLP

23.3*	Consent of Deloitte & Touche LLP

24.1*	Powers of Attorney

99.1
Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 20, 2017) (incorporated by reference to Appendix B in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 29, 2017).

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 7, 2018.

TAPESTRY, INC.

By:	/s/ Victor Luis
	Name:	Victor Luis
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Victor Luis	Chief Executive Officer and Director (Principal Executive Officer)	February 7, 2018
Victor Luis

/s/ Kevin Wills	Chief Financial Officer (Principal Financial)	February 7, 2018
Kevin Wills

/s/ Melinda Brown	Controller (Principal Accounting Officer)	February 7, 2018
Melinda Brown

*	Chairman and Director	February 7, 2018
Jide Zeitlin

*	Director	February 7, 2018
David Denton

*	Director	February 7, 2018
Anne Gates

*	Director	February 7, 2018
Andrea Guerra

*	Director	February 7, 2018
Susan Kropf

*	Director	February 7, 2018
Annabelle Yu Long

*	Director	February 7, 2018
Ivan Menezes

*	Director	February 7, 2018
William Nuti

*	Director	February 7, 2018
Doreen Toben

*By:	/s/ Victor Luis
Victor Luis Attorney-in-Fact